As filed with the Securities and Exchange Commission on February 14, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4346070
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12413 Willows Road NE, Suite 300, Kirkland, Washington 98034, (425) 278-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven M. Oyer

Interim Chief Executive Officer

Saflink Corporation

12413 Willows Road NE, Suite 300, Kirkland, Washington 98034, (425) 278-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Michael Hutchings

DLA Piper US LLP

701 Fifth Avenue, Suite 7000

Seattle, Washington 98104

(206) 839-4800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (333-135626)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.01 par value per share	28,742,000	$0.11	$3,161,620	$339

(1)	Consists of shares of the registrant’s common stock issuable upon conversion or redemption of outstanding debentures and outstanding warrants to purchase shares of the registrant’s common stock. The number of shares issuable upon conversion or redemption of the debentures and upon exercise of the warrants are subject to adjustment to prevent dilution resulting from stock splits, stock dividends, antidilution provisions or similar dilutive events as specified in the terms of the debentures and warrants. Therefore, pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional securities to be offered or issued in connection with conversion or redemption of the debentures and exercise of the warrants to prevent dilution resulting from stock splits, stock dividends, antidilution provisions or similar dilutive events.
(2)	In accordance with Rule 457(c) under the Securities Act, the price shown is estimated solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on February 9, 2007, which was $0.11 per share.
(3)	The registrant previously registered the resale of 41,600,523 shares of its common stock issuable upon conversion or redemption of outstanding debentures and outstanding warrants to purchase shares of the registrant’s common stock, with a proposed maximum aggregate offering price of $15,808,198, pursuant to a registration statement on Form S-3 (SEC File No. 333-135626) for which the registrant paid a registration fee of $1,692.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act to register the resale of additional shares of the registrant’s common stock as were included in an earlier registration statement for the same offering and declared effective by the Securities and Exchange Commission (the “SEC”). The registrant registered the resale of 41,600,523 shares of its common stock issuable upon conversion or redemption of outstanding debentures and exercise of outstanding warrants to purchase shares of common stock pursuant to a registration statement on Form S-3 (the “Initial Registration Statement”) filed with the SEC on July 6, 2006 (SEC file number 333-135626). The SEC declared the Initial Registration Statement effective on October 6, 2006. The contents of the Initial Registration Statement, as amended on August 14, 2006, and October 3, 2006, are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act. This registration statement is being filed to register the resale of an additional 28,742,000 shares of common stock issuable upon conversion or redemption of outstanding debentures and exercise of outstanding warrants to purchase shares of common stock, and shall become effective upon filing with the SEC.

Exhibits.

The following exhibits are filed with this registration statement:

Exhibit No.	Description	Filed Herewith
5.1	Opinion of DLA Piper US LLP	X

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)	X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	X

24.1	Power of Attorney (previously filed on the signature page of the Initial Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kirkland, State of Washington, on February 14, 2007.

SAFLINK CORPORATION

By:	/s/ STEVEN M. OYER
Steven M. Oyer Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ STEVEN M. OYER Steven M. Oyer	Interim Chief Executive Officer and Director	February 14, 2007

/S/ JEFFREY T. DICK Jeffrey T. Dick	Acting Chief Financial Officer	February 14, 2007

/S/ GLENN L. ARGENBRIGHT Glenn L. Argenbright	Director	February 14, 2007

/S/ FRANK J. CILLUFFO* Frank J. Cilluffo	Director	February 14, 2007

/S/ LINCOLN D. FAURER* Lincoln D. Faurer	Director	February 14, 2007

/S/ GORDON E. FORNELL* Gordon E. Fornell	Director	February 14, 2007

/S/ ASA HUTCHINSON* Asa Hutchinson	Director	February 14, 2007

/S/ RICHARD P. KIPHART* Richard P. Kiphart	Director	February 14, 2007

/S/ TREVOR NEILSON* Trevor Neilson	Director	February 14, 2007

*By:	/s/ Glenn L. Argenbright
Glenn L. Argenbright Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Filed Herewith
5.1	Opinion of DLA Piper US LLP	X

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)	X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	X

24.1	Power of Attorney (previously filed on the signature page of the Initial Registration Statement)